UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 20, 2020

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 1.01	Entry into a Material Definitive Agreement

CytoSorbents Corporation (the “Company”) is party to that certain Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC and B. Riley FBR, Inc. (each, an “Agent” and together, the “Agents”), dated July 9, 2019, pursuant to which the Company may offer to sell, from time to time through the Agents, shares of the Company’s common stock, $0.001 par value per share (the “Shares”) having an aggregate offering price of up to $25 million. As of April 20, 2020, the Company had offered and sold Shares with an aggregate offering price of approximately $21 million under the Sale Agreement.

On April 20, 2020, the Company and the Agents entered into an amendment to the Sale Agreement (the “Amendment”) to provide for an increase in the aggregate offering amount under the Sales Agreement, such that as of April 20, 2020, the Company may offer and sell Shares having an additional aggregate offering price of up to $25 million under the Sale Agreement, as amended by the Amendment (the “Amended Sale Agreement”).

Subject to the terms of the Amended Sale Agreement, the Agents will use reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any additional Shares pursuant to the Amended Sale Agreement. The Company will pay the Agents a commission of up to 3.0% of the gross proceeds from the sale of the Shares, if any. The Company has also agreed to provide the Agents with customary indemnification rights. The offering of the Shares will terminate upon the earliest of (a) the sale of the maximum number or amount of the Shares permitted to be sold under the Amended Sale Agreement and (b) the termination of the Amended Sale Agreement by the parties thereto.

The foregoing description of the Amended Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 1.1 and incorporated by reference herein, and the Sale Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2019 and incorporated by reference herein into Exhibit 1.2.

Morgan, Lewis & Bockius LLP, counsel to the Company, has issued a legal opinion relating to the legality of the issuance and the sale of the Shares pursuant to the Amendment. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares to be sold under the Amended Sale Agreement, if any, will be issued and sold by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, in block transactions or if specified by the Company, in privately negotiated transactions pursuant to the registration statement on Form S-3 (File No. 333-226372), which was previously filed with the SEC on July 26, 2018, amended on August 3, 2018, and declared effective by the SEC on August 7, 2018 (the “Registration Statement”). A prospectus supplement related to the offering is being filed with the SEC on April 20, 2020 (the “Prospectus Supplement”). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Name
1.1	Amendment No. 1 to Open Market Sale AgreementSM, dated as of April 20, 2020, by and among CytoSorbents Corporation, Jefferies LLC and B. Riley FBR, Inc.
1.2	Open Market Sale AgreementSM, dated as of July 9, 2019, by and among CytoSorbents Corporation, Jefferies LLC and B. Riley FBR, Inc. (incorporated by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 9, 2019)
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2020	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer